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                                                                       Exhibit i

                             BELL, BOYD & LLOYD LLC
                           Three First National Plaza
                       70 West Madison Street, Suite 3300
                          Chicago, Illinois 60602-4207
                                  312 372 1121
                                Fax: 312 372 2098


                                 April 25, 2002

         As counsel for Liberty Acorn Trust (the "Registrant"), we consent to the incorporation by reference of our opinion for the Registrant's series designated Acorn Fund, Acorn International and Acorn USA dated April 30, 1998, filed with the Registrant's registration statement on Form N-1A on April 30, 1998, and our opinion for the Registrant's series designated Acorn Twenty and Acorn Foreign Forty dated June 2, 1998, filed with the Registrant's registration statement on Form N-1A on June 3, 1998 (Securities Act file no. 2-34223).

         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                      /s/ Bell, Boyd & Lloyd LLC